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                MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT

         THIS MANAGEMENT AND ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement"), dated and effective as of February 16, 2001 is by and between ENVIRONMENTAL REMEDIATION HOLDINGS CORPORATION, a Colorado corporation ("COMPANY") and CHROME OIL SERVICES, LTD., a Bahaman corporation ("Chrome").

                              W I T N E S S E T H :

         WHEREAS, COMPANY desires that Chrome furnish COMPANY with certain management, administrative, and other support services described in this Agreement;

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. RIGHTS AND DUTIES OF CHROME.

         (a) Upon the terms and subject to the conditions set forth herein, Chrome agrees from and after the effective date hereof to provide the services described in Section 2 (collectively, the "Services") to COMPANY.

         (b) COMPANY acknowledges and agrees that Chrome may, at its election, cause one or more of it affiliates or third party contractors or service providers to perform all or any portion of the Services.

         Section 2. DESCRIPTION OF SERVICES. Chrome and COMPANY agree that Chrome shall provide the following Services to COMPANY:

         (a) Supplying such persons to serve as corporate officers and directors of COMPANY as COMPANY may from time to time desire;

         (b) Assisting with formulation, implementation, and administration of COMPANY policies and procedures;

         (c) Assisting with strategic planning for current and future business activities of COMPANY;

         (d) Assisting with management activities of the COMPANY, including without limitation negotiation and administration of contractual undertakings of the COMPANY;

         (e) Providing such other management services as may mutually be agreed upon by the parties hereto.

         (f) accounting and financial services, including opening and administration of bank accounts, maintenance of books and records, accounting systems and payroll systems;

         (g) advisory services relating to the preparation and filing of, and assistance with respect to any required tax returns;


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         (h) the purchase and maintenance of insurance and the processing and administration of insurance claims;

         (i) management information and system services, including computer operations, data input, systems and programming and technical support;

         (j) office space and support staff on a shared non-dedicated basis at the offices of Chrome in Houston; and

         (k) such other services as may mutually be agreed upon by the parties hereto.

         Section 3.  ADMINISTRATION OF SERVICES.

         (a) Chrome shall keep the COMPANY fully informed of the Services performed pursuant to this Agreement and shall cooperate with the COMPANY with respect to the performance of Services. COMPANY shall have complete and full access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of Chrome relating to the Services provided pursuant to this Agreement during normal business hours and with prior written notice to be first given.

         (b) COMPANY acknowledges and agrees that the Services shall be provided only with respect to the business of COMPANY.

         (c) Each party shall (i) maintain confidential and secret all confidential information that may be disclosed by the other party in connection with the provision of the Services hereunder, (ii) restrict disclosure of such confidential information to those of its employees who have a need to know such information in order to comply with its obligations hereunder and (iii) employ the same standards of care with respect to such confidential information as it uses to protect its own confidential information. The obligations of this
Section 3(c) shall survive the expiration and termination of this Agreement for a period of two (2) years. Nothing herein, however, shall prevent either party from disclosing to others or using in any manner information which such party can show:

                  (i) has been published and become part of the public domain other than by acts, omissions, or fault of such party or such party's employees;

                  (ii) has been furnished or made known to such party by third parties other than those acting directly or indirectly for or on behalf of the other party as a matter of legal right without restriction on disclosure; or

                  (iii) was in such party's possession prior to the disclosure thereof by one party to the other party; or

                  (iv) is required to be disclosed by law or a court of competent jurisdiction.


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         Section 4.        COMPENSATION.

         (a) Chrome shall be compensated for the performance of the Services as follows:

                  (i) COMPANY shall reimburse Chrome for the actual cost of any goods or third party services purchased, leased or otherwise procured by Chrome for the direct benefit of COMPANY in accordance with this Agreement, including the premium cost of the insurances and deductibles thereunder as per Section 2(c) above ("Direct Costs"); and

                  (ii) COMPANY shall pay to Chrome a lump sum amount of $68,000.00 per month which shall be inclusive of all indirect general and administrative costs incurred by Chrome plus margin thereon in performing the services hereunder, including all corporate overhead costs and expenses such as accounting, administrative, secretarial or other services, office rent, telephone, employee compensation and benefits, taxes, depreciation and other expense items of a general and administrative nature and any other expenses incurred by Chrome that are reasonably necessary to the performance of the Services (the "Service Fee"). The Service Fee shall be adjusted from time to time to reflect increases in such general and administrative costs.

         (b) Chrome shall invoice COMPANY by the last day of each month for all Direct Costs and Service Fee incurred for the immediately preceding month. All invoices shall provide COMPANY with an account of all Direct Costs. All amounts shown on each invoice shall be due and payable within 30 days of the date of the invoice.

         (c)(i) In the event COMPANY disputes any charges invoiced by Chrome pursuant to this Agreement, COMPANY shall deliver a written statement describing the dispute to Chrome within 10 days following receipt of the disputed invoice. Fees not so disputed shall be deemed accepted and shall be payable as provided in subsection (a) hereinabove. If the parties cannot resolve the dispute in a mutually satisfactory manner, the dispute shall be submitted within 30 days from the date of notice to Pannell Kerr Forster or its successor or another independent public accountant mutually acceptable to the parties. The independent public accountants will review the books and records of COMPANY and Chrome, as the case may be, and make such other investigation as they may deem necessary to verify the invoice. The costs of such accountants' fees shall be borne by COMPANY if the invoice is determined to be substantially correct and borne by Chrome if the disputed amount is determined to be substantially incorrect. Pending any such final determination, COMPANY agrees to pay the undisputed amount to Chrome, with appropriated adjustment thereto (including, without limitation, interest at the rate of interest which commercial banks charge to their most creditworthy customers from the date of such payment) to be made following such final determination.


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                  (ii)     COMPANY's receipt of any Service performed hereunder
                           shall be an unqualified acceptance of, and a waiver by COMPANY of any and all Claims (as defined in Section 6(c)(iv) with respect to, such Service unless COMPANY gives Chrome notice of Claim within 30 days after the end of the month in which the invoice for such Service was received by COMPANY, except for any Claims arising from the bad faith, gross negligence or willful misconduct of Chrome or its affiliates (other than COMPANY).

         (d) In addition to any other amounts payable to Chrome hereunder, COMPANY shall reimburse Chrome for any taxes, excises, imposts, duties, levies, withholdings or other similar charges (excepting any charges based on net income) that Chrome may be required to pay on account of COMPANY in connection with its performance of Services.

         Section 5. TERMS OF AGREEMENT; TERMINATION. This Agreement shall commence on the effective date hereof and shall remain in effect on an evergreen basis until terminated by either party upon the giving of the other party thirty
(30) days prior written notice.

         Section 6. LIMITATION OF LIABILITY; WARRANTY, INDEMNIFICATION.

         (a) Chrome makes no representation or warranty whatsoever, express or implied, with respect to the Services. In no event shall Chrome be liable to COMPANY for (i) any loss, cost or expense arising or resulting from, directly or indirectly, in any way to the performance of this Agreement or breach hereof including the provision or failure to provide the Services called for hereunder, except for the bad faith, gross negligence or willful misconduct of Chrome or
(ii) any special, indirect, incidental, or consequential damages arising or resulting, directly or indirectly, from any error or omission in the performance or breach of this Agreement including the provision or failure to provide the Services called for hereunder, regardless of how such Claim arose and even if caused by the negligence, whether sole or concurrent or active or passive, gross negligence, of other legal fault, including strict liability, of Chrome. EXCEPT AS STATED ABOVE, THERE ARE NO WARRANTIES RELATING TO THE SERVICES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (b) Neither Chrome nor COMPANY shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot, act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

         (c)(i) COMPANY releases Chrome from any liability to COMPANY for, and COMPANY will defend, indemnify and hold harmless Chrome from and against all Claims by COMPANY arising or resulting from, directly or indirectly, in any way to the performance of this Agreement or breach hereof including the provision or failure to provide the Services called for hereunder, regardless of how such Claim arose and even if caused by the negligence, whether sole or concurrent or active or passive of other legal fault, including strict liability, of Chrome or its affiliates (other than COMPANY), except for


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                  any Claims arising from the bad faith, gross negligence or willful misconduct of Chrome.

         (ii) Chrome releases COMPANY from any liability to Chrome for, and Chrome will defend, indemnify and hold COMPANY harmless from and against all Claims by Chrome arising or resulting from, directly or indirectly, in any way to the performance of this Agreement or breach hereof, regardless of how such Claim arose and even if caused by the negligence, whether sole or concurrent or active or passive of other legal fault, including strict liability, of COMPANY, except for any Claims arising from the bad faith, gross negligence or willful misconduct of COMPANY.

         (iii) COMPANY will defend, indemnify and hold Chrome harmless from and against all Claims by third parties arising or resulting from, directly or indirectly, in any way to the performance of this Agreement or breach hereof including the provision or failure to provide the Services called for hereunder, regardless of how such Claim arose and even if caused by the negligence, whether sole or concurrent or active or passive of other legal fault, including strict liability, of Chrome or its affiliates (other than COMPANY), except for any Claims arising from the bad faith, gross negligence or willful misconduct of Chrome.

         (iv) For the purpose of this Agreement, "Claims" means all suits, actions, claims and demands, by whomever brought, based on personal injury, death or loss of or damage to or loss of use of property or property rights, breach of or termination of contract, or other economic damage of any kind, whenever occurring, suffered or incurred. All references to "COMPANY" in this Agreement shall be deemed to include for all purposes, including the benefit of any release, indemnification, and exculpatory provisions, COMPANY and its affiliates (other than Chrome) and their respective officers, directors, employees, and agents. All references to "Chrome" in this Agreement shall be deemed to include for all purposes, including the benefit of any release, indemnification, and exculpatory provisions, Chrome and its affiliates (other than COMPANY) and their respective officers, directors, employees, and agents.

         (d)(i) If any Claim is made or asserted by a third party against Chrome for which Chrome is entitled to indemnification under this Section 6, Chrome shall, with reasonable promptness, give COMPANY written notice of the Claim or assertion of liability and request COMPANY to defend against the Claim. Failure to notify COMPANY shall not relieve COMPANY of any liability which COMPANY might have to Chrome, unless such failure materially prejudices COMPANY's position. COMPANY shall have the right to defend against the Claim, in which event COMPANY shall give written notice to Chrome of acceptance of the defense of such Claim and the identity of counsel selected by COMPANY with respect to such matters. In the event COMPANY does not accept the defense of the Claim as provided above or in the event that COMPANY or its counsel fails to use reasonable care in maintaining such defense, Chrome, upon written notice to COMPANY, shall


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                  have the right to employ counsel for such defense at the
                  expense of COMPANY. Chrome and COMPANY shall cooperate with one another in the defense of any such Claim and the relevant records and personnel of each shall be available to the other with respect to such defense. Provided that COMPANY accepts the defense of the Claim, it shall not be liable for any amount hereunder arising out of any settlement of any Claim made without its consent.

         (ii) If any Claim is made or asserted by a third party against COMPANY for which COMPANY is entitled to indemnification under this Section 6, COMPANY shall, with reasonable promptness, give Chrome written notice of the Claim or assertion of liability and request Chrome to defend against the Claim. Failure to notify Chrome shall not relieve Chrome of any liability which Chrome might have to COMPANY, unless such failure materially prejudices Chrome's position. Chrome shall have the right to defend against the Claim, in which event Chrome shall give written notice to COMPANY of acceptance of the defense of such Claim and the identity of counsel selected by Chrome with respect to such matters. In the event Chrome does not accept the defense of the Claim as provided above or in the event that Chrome or its counsel fails to use reasonable care in maintaining such defense, COMPANY, upon written notice to Chrome, shall have the right to employ counsel for such defense at the expense of Chrome. Chrome and COMPANY shall cooperate with one another in the defense of any such Claim and the relevant records and personnel of each shall be available to the other with respect to such defense. Provided that Chrome accepts the defense of the Claim, it shall not be liable for any amount hereunder arising out of any settlement of any Claim made without its consent.

         Section 7. RELATIONSHIP OF PARTIES.

         Nothing contained in this Agreement (a) shall constitute Chrome and COMPANY as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them, (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other, or (d) shall be deemed to, or in fact, create any benefit for, or impose any obligation on the parties in favor of, any person not party to this Agreement. COMPANY shall ratify and confirm all that shall be done by Chrome under and in accordance with the terms of this Agreement.


         Section 8. MISCELLANEOUS.

         (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement. This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.


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         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof. All notices and communications shall be deemed given upon receipt thereof.

         (c) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

         (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

         (e) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Addresses for Notices:            ENVIRONMENTAL REMEDIATION HOLDINGS CORPORATION

5444 Westheimer
Suite 1570
Houston, Texas  77056
                                  By: /s/ Chude Mba
                                      ------------------------------------
                                  Name: Chude Mba
                                  Title: President


                                  CHROME OIL SERVICES, LTD
5444 Westheimer
Suite 1570
Houston, Texas  77056
                                  By: /s/ Sir Emeka Offor
                                      ------------------------------------
                                  Name: Sir Emeka Offor
                                  Title: Chairman


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